SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to '240.14a-11(c) or '240.14a

                                   LMIC, Inc.

                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|  Fee paid previously with preliminary materials.

      |_| Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:

                                INSERT LETTERHEAD

Dear Fellow Shareholders:

We invite each of you to attend LMIC, Inc.'s Annual Meeting of Shareholders on Tuesday November 16, 2004, at 9:30 a.m. at our Beltsville location, 6435 Virginia Manor Road, Beltsville, Maryland 20705.

At this year's Annual Meeting, you will be asked to re-elect four Directors to three-year terms: Mr. Li, Mr. Negrete, Mr. Medhekar, and Mr. Shigemura. You will also be asked to ratify the selection of LMIC, Inc.'s independent auditors, DDK & Company, LLP. As a Shareholder of Record, even if you plan to attend the 2004 Annual Meeting in person, we request that you vote as soon as possible by completing the enclosed proxy card, signing and dating the card, and then mailing it in the enclosed envelope.

Your vote is very important to us. We appreciate your continued support.

If you will need special assistance to attend the meeting, please contact LMIC's Secretary at the address above.

Very truly yours,

Kwok Leung Li
Chairman and
Chief Executive Officer

November 2, 2004

                             YOUR VOTE IS IMPORTANT.
              PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                    LMIC INC.
                            6435 Virginia Manor Road
                           Beltsville, Maryland 20705

                                  -------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD NOVEMBER 16, 2004, 10:00 A.M.

To the Shareholders of LMIC, Inc.:

We will hold the Annual Meeting of Shareholders of LMIC, Inc., a Delaware corporation, at the time and place indicated above. The items of business to be placed before the Meeting are:

      1.    To re-elect four Directors to serve for three-year terms.

      2. To ratify the appointment of DDK & Company, LLP as the independent auditors of LMIC, Inc. for the fiscal year ending December 31, 2004; and

      3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

      Shareholders of record at the close of business on October 18, 2004 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

                                           By Order of the Board of Directors,

                                           Mary-Faith Boyer
                                           Vice President and Secretary

                                           Beltsville, Maryland
November 2, 2004

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2004 Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it in the enclosed envelope, in accordance with the instructions included with your proxy card. You may revoke your proxy at any time before it is voted for you at the Annual Meeting. If you execute a proxy, you may still attend the 2004 Annual Meeting, revoke your proxy vote and vote in person.

                                TABLE OF CONTENTS

Information About the Annual Meeting
Information About Attending the Annual Meeting..............................
Information About this Proxy Statement .....................................
Information About Voting ...................................................
Information About Votes Necessary for Action to Be Taken ...................

Security Ownership of Certain Beneficial Owners and Management .............

PROPOSAL 1: ELECTION OF DIRECTORS ..........................................

Information about the Directors ............................................
Meetings of the Board of Directors..........................................
Compensation of Directors ..................................................
Director Attendance at Annual Meeting ......................................

Executive Compensation .....................................................

Committees of the Board of Directors........................................
Audit Committee.............................................................
Audit Committee Financial Expert............................................
Compensation Committee......................................................

Certain Relationships and Related Transactions..............................

Section 16(a) Beneficial Ownership Reporting Compliance.....................
Shareholder Vote Required...................................................

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

Audit Fees..................................................................
Financial Information Systems Design and
Implementation Fees and All Other Fees......................................
Shareholder Vote Required...................................................

STATEMENT OF ADDITIONAL INFORMATION.........................................
GENERAL AND OTHER MATTERS...................................................
SOLICITATION OF PROXIES.....................................................
SHAREHOLDER PROPOSALS.......................................................

APPENDICES
Audit Committee Charter....................................................A

                                   LMIC, Inc.
                            6435 Virginia Manor Drive
                           Beltsville, Maryland 20705
                                 (240) 264-8341

                                 PROXY STATEMENT

                      INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting
Our 2004 Annual Meeting of Shareholders will be held on Tuesday, November 16, 2004, at the LMIC Manufacturing Facility at 6435 Virginia Manor Road, Beltsville, Maryland 20705, at 10:00 a.m. All Shareholders of Record at the close of business on October 18 , 2004 may attend and vote at the Annual Meeting.

Information About this Proxy Statement
We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission, which information is designed to assist you in voting your shares. We began mailing these proxy materials on or about November 3, 2004 to all Shareholders of Record at the close of business on October 18, 2004. We will bear the entire expense of soliciting these proxies by use of the mails. In addition to our solicitation by mail, certain of our officers and other employees may solicit proxies, without additional remuneration for such services, in person, or by phone, fax or e-mail.

Information About Voting
You can vote on matters coming before the Annual Meeting in person, by proxy using the enclosed proxy card, per the instructions included with your proxy card. You may vote for all, some or none of the nominees for Director.

If you vote by proxy, you can vote by signing, dating and returning the proxy card. If you do so, the individuals named on the card will be your proxies, and they will vote your shares in the manner you indicate.

If you do not indicate how to vote your shares, your proxies will vote your shares FOR the election of all management nominees for Director and for the ratification of the appointment of our independent auditors.

The Board of Directors anticipates that all of the nominees will be available to serve and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is unable to or declines to serve, your proxies will have discretionary authority to vote in accordance with their best judgment unless the proxy card is marked to the contrary.

If you want to vote in person, you may attend the Annual Meeting and cast your vote there. You may do this even if you have signed and returned the enclosed proxy card. In that case, any earlier proxy you may have submitted will be considered revoked. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation to our Secretary, Mary-Faith Boyer. If you want to vote at the 2004 Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.

Information About Votes Necessary for Action to be Taken
As of October 18, 2004, there were 17,982,583 shares of our common stock issued and outstanding. The common stock is the only outstanding class of securities entitled to vote. Each share has one vote. Only Shareholders of Record as of the close of business on October 18, 2004 will be entitled to vote at the Annual Meeting. A list of Shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any Shareholder. The presence at the Annual Meeting of holders of at least a majority of the shares outstanding on October 18, 2004, either in person or by proxy, is necessary to constitute a quorum, which is required in order to conduct business at the Annual Meeting.

The following votes are required at the Annual Meeting:

A plurality of all the votes cast for Directors at the 2004 Annual Meeting will re-elect four Directors for three-year terms. An affirmative vote of a majority of the votes cast at the Meeting is required for ratification of the appointment of DDK & Company, LLP as our independent auditors.

You may withhold authority to vote for any or all of the nominees for Director. You may abstain from voting on any other matter that may come before the Annual Meeting. Except with respect to the election of Directors and ratification of the appointment of the independent auditors, proxies marked "abstain" and proxies marked to deny discretionary authority on any other matters that may come before the Meeting will only be counted for the purpose of determining the presence of a quorum, and will have no effect on the outcome. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information as of October 18, 2004, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and named executive officer of the Company, (iii) all officers and directors as a group. Unless otherwise noted, all addresses are c/o LMIC, Inc., located at 6435 Virginia Manor Road, Beltsville, MD 20705.

                                                       NUMBER OF SHARES BENEFICIALLY   PERCENTAGE OF COMMON STOCK
NAME                                                             OWNED (1)             (2)
Ajit K. Medhekar (3)                                              133,334                   *

Kwok Li (3), (4),(5)                                             7,143,249             40.17%

Aladdin Investments, LLC (6)
C/O Aladdin Investment Advisors, LLC
520 Madison Avenue
New York, New York 10022                                         2,666,667             14.91%

Linsang Partners, LLC(4)
Post Office Box 0039
Beltsville, MD 20704
Kwok Li, Owner                                                   5,317,788             29.97%

Linsang International, L.P.(5)
Post Office Box 0039
Beltsville, MD 20704
Hyla Holdings, LLC
Kwok Li, Chairman                                                1,825,461             10.27%

Luis Negrete(3)                                                    213,132                  *

Barton Y. Shigemura (3)                                             - - -              - - -

John Lambert (3)                                                    14,185                  *

All officers and directors as a group
(5 individuals)                                                  7,503,900             42.20%

----------
* less than 1%.

(1) Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days.

(2) The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(3) Officer or director.

(4) Kwok Li is the managing member of Linsang Partners, LLC and may be deemed to share voting and investment control of the shares directly owned by Linsang Partners, LLC.

(5) Hyla Holdings, LLC is the general partner of Linsang International, L.P. and may be deemed to share voting and investment control of the shares directly owned by Linsang International, L.P. As the sole member of Hyla holdings, LLC, Felice Li (the wife of Kwok Li) may be deemed to share voting and investment control of the shares directly owned by Linsang International, L.P. and that may be deemed to be indirectly owned by Hyla Holdings, LLC.

(6) Aladdin Investments, LLC, a Delaware limited liability company consisting of five members and its manager, Aladdin Investment Advisors LLC, was formed for the purpose of purchasing securities in the Company. In March 2004, Aladdin purchased 2,666,667 shares of our common stock for $4,000,000, or $1.50 per share. In addition, certain of Aladdin's members and affiliates of its manager purchased, for $30,367, five year warrants to purchase an aggregate of 3,036,667 shares of our common stock at an exercise price of $1.50 per share.

PROPOSAL 1.       ELECTION OF DIRECTORS

The number of Directors on our Board has been set at four. At this year's Annual Meeting, four persons, all incumbents who have served a three-year term, have been nominated for re-election to the Board.

Proxies not marked to the contrary will be voted "FOR" the election of the following four persons:

Name                          Age     Director Since         Position with the Company
Kwok Leung Li                 46      2000                   Chairman, Chief Executive Officer and Director
Luis P. Negrete               57      2000                   Chief Operating Officer and Director
Bart Shigemura                44      2003                   Director
Ajit Medhekar                 45      2003                   Director

Biographical Information about Nominees

Kwok Leung Li
Mr. Li is a major investor, Chairman of the board of directors, and CEO of what is now LMIC, Inc. He is also the Chairman and Managing Partner of Linsang Partners, LLC, a holding company focusing on the integration of computing and communications. Mr. Li has created several privately held companies that are critical in such applications. Among Linsang's publicly and privately held companies is Splitrock Services, Inc., a nationwide, multi-service, network provider. Splitrock used unique network algorithms that achieved a highly efficient data network with minimum routing delays for Internet data traffic. In 1998, Splitrock successfully raised a $261m bond offering, and became publicly traded in July 1999. In January 2000, Splitrock was acquired by McLeodUSA, Inc., (NASD-MCLD). Before starting Linsang, Mr. Li was the cofounder the Chief Technology Officer of Yurie Systems, Inc. (NASD-YURI), which designed and manufactured a line of high capacity data and voice switches. Yurie was listed on NASD in February 1997, and was acquired by Lucent Technologies (LU) in June 1998. Yurie pioneered the use of Asynchronous Transfer Mode (ATM) technology in network access applications. In the years before starting Yurie Systems, Mr. Li held various positions with WilTel and with BNR, the R&D arm of Northern Telecom. Mr. Li's wife, Felice Li, is the sole member of Hyla Holdings, LLC, which is general partner of Linsang International, L.P. and may be deemed to share voting and investment control of the shares directly owned by Linsang International, L.P. Mr. Li received his B.E.S. in Electrical Engineering from the Johns Hopkins University in 1979, and is a member of its Board of Trustees.

Luis P. Negrete
As President and COO, Mr. Negrete has provided executive leadership at LMIC, Inc. since its inception in January 2000. In fact, LMIC, Inc. was founded by Luis Negrete in December of 1999. Mr. Negrete has over 30 years of executive-level experience in a diverse set of industries around the world. His experience spans manufacturing, research, design, and development of new technologies, strategic planning, and engineering development. Mr. Negrete was formerly Director of Manufacturing at Lucent Technologies, Inc. (June 1998 to January 2000), Director of Administrative Services for Yurie Systems, Inc., and Vice-President of DIMISA, in Madrid, Spain, a company oriented to the research, design and development of new technologies in the automobile industry. Mr. Negrete held numerous high level positions in the Republic of Cuba. As Vice-Minister of Industry, he was directly responsible for the research, design and development of the Cuban automobile industry. In that capacity, Mr. Negrete oversaw 12 manufacturing facilities with more than 6,000 employees, and the Institute for the Development of Engineering Technology, with more than 300 engineers of different specialties. Mr. Negrete was also President of the Agricultural Machinery Industry, overseeing the Institute for Agricultural Development and six manufacturing facilities with more than 500 employees and 800 foreign consultants. Mr. Negrete also served as President of the Cuban Rice Industry, Vice President of Iron & Steel Industry and Vice President of Cuba-Tobacco. Mr. Negrete left Cuba in 1982 to begin a career in the US intelligence community. Mr. Negrete holds a degree in Business Administration-Economics and a Masters Degree in Economic Planning from the University of Havana.

Barton Shigemura
Mr. Shigemura is currently president and CEO of YottaYotta Inc., a leader in the storage utility arena. He has been with YottaYotta Inc. since 2003. Prior to YottaYotta, Mr. Shigemura was Chairman and CEO of Alidian Networks from September 1999 to December 2003, a layer 2 grooming and aggregation platform in the metro optical market. Prior to Alidian, Mr. Shigemura was Vice President of worldwide Marketing for all data products at Lucent Technologies from June 1998 to September 1999. He joined Lucent via their acquisition of Yurie Systems. Mr. Shigemura served as Senior Vice President of Sales and Marketing at Yurie from April 1996 to June 1998, and was a member of their Board of Directors. Before joining Yurie from May 1993 to April 1996, Mr. Shigemura was Vice President of Marketing and Services for Premisys Communications. Earlier in his career, Mr. Shigemura held executive sales and marketing positions at Nortel Networks, General DataComm and IBM. Mr. Shigemura is currently on the board of directors of YottaYotta Inc., Zhone Technologies, and Cibernet.Mr. Shigemura has a B.S. in Marketing and Finance from the University of Southern California.

Ajit Medhekar
In 1997, Mr. Medhekar founded Lara Technology, Inc., a telecommunications company, and served as its Chairman and CEO. In 1999 Lara Technology, Inc. was renamed empowerTel Networks, Inc. and created a new company named Lara Networks, Inc. He continued to serve as Chairman of Lara Networks until it was acquired by Cypress Semiconductor in July 2001. Mr. Medhekar continued to serve as Chairman and CEO of empowerTel Networks until it was acquired by IPUnity, Inc. in July 2002. He currently serves on the Board of Directors of IPUnity, Inc., Corrent Corporation, and SIGPRO Wireless, as well as LMIC, Inc. In his capacity as an electrical engineer, Mr. Medhekar co-authored 14 patents, 13 of which have been granted to date. Mr. Medhekar received both Bachelors and Masters Degrees in Electrical Engineering from the Massachusetts Institute of Technology in 1981.

Meetings of the Board of Directors
The Board of Directors held nine meetings in 2003. Each Director attended at least 75% of the total number of Board meetings and of the meetings of committees on which such Director served.

Compensation of Directors
At present, we do not pay directors for attending meetings of the Board of Directors. Outside directors receive a grant of options to purchase 20,000 shares of our common stock per year. Each of our non-employee directors has received a grant of options to purchase 60,000 shares of our common stock vesting over three years based on continued service on the board, in lieu of annual grants of options for 20,000 shares.

Other Arrangements. During the year ended December 31, 2003, no director of LMIC received any form of compensation from LMIC.

Director Attendance at Annual Meeting
The Company encourages all Directors to attend the annual meeting, however, because many of our Directors have a multitude of responsibilities, we do not require attendance.

Executive Compensation

The following table sets forth information with respect to the compensation of our COO and up to four additional officers who were serving at the end of our most recently completed fiscal year and earned salary and bonus in excess of $100,000 (collectively, the "named executive officers").

                  Annual Compensation ($)                                  Long Term Compensation
                 ------------------------                                 -------------------------
                                                                          Awards         Payouts
                                                                          -------        -------
Name and                                           Other Annual   Securities Underlying  LTIP      All Other
Principal Position       Year   Salary     Bonus   Compensation   Options/ SARs(#)       Payouts   Compensation
-------------------      ----   --------  ------   ------------    --------------------  -------    ------------
Luis P. Negrete          2003   $220,000   - - -    - - -           - - -                  - - -     - - -
President & COO

John Lambert             2003   $110,000   - - -    - - -           3,412                  - - -     - - -
VP of Quality

The following table sets forth information with respect to stock option grants to the named executive officers during the most recently completed fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name                    Number of securities     Percent of total          Exercise or base    Expiration date
                        underlying               options/SARs granted to   price  ($/Sh)
                        options/SARs granted     employees in fiscal year
                        (#)
Luis P. Negrete         - - -                    - - -                     - - -                    - - -
President & COO
John Lambert            3,412                    8%                        $3.52                    2013
VP of Quality

The following table sets forth information with respect to the fiscal year end option value of options held by the named executive officers as of the end of the most recently completed fiscal year.

                             Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                      Number of securities underlying        Value of unexercised in-the-money
                                                      unexercised options/SARs at FY-end       options/SARs at FY-end
                                                                (#)                                  ($)
                  Shares acquired                           Exercisable/                           Exercisable/
Name              on exercise (#)  Value realized ($)       Unexercisable                          Unexercisable
Luis P. Negrete
President & COO     - - -             - - -             213,132/102,374                          $184,223.52/- - -

John Lambert
VP of Quality       - - -             - - -             29,174/10,000                              23,335.20/- - -

Employee Pension, Profit Sharing or Other Retirement Plans
We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

The preceding section entitled "Executive Compensation" does not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

Committees of the Board of Directors
The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee is composed of Barton Shigemura, Chairman, and Ajit Medhekar. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included with this Proxy Statement as Appendix A.

The Audit Committee makes recommendations to our board of directors regarding the independent auditors for our company, approves the scope of the annual audit activities of our independent auditors, review audit results and will have general responsibility for all of our auditing related matters.

The purpose of the Audit Committee is to assist our board of directors in the oversight of the integrity of the consolidated financial statements of our company, our company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of our company's independent auditors. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company's accounting and financial reporting process and audits of the consolidated financial statements of our company on behalf of our board of directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the consolidated financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

Accordingly, the Audit Committee discusses with DDK, our auditors, our audited financial statements, including among other things the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

In 2003 there were no meetings of the Audit Committee; all actions were taken by unanimous written consent in lieu of a meeting.

Our Board has determined that all of the members of the Audit Committee are independent as defined by NASD Rule 4200(a)(15), because those independent directors do not have any relationship with us other than as Directors.

Report of the Audit Committee
The Audit Committee of the Board of Directors has reviewed and discussed our audited financial statements for fiscal 2003 with our management. The Audit Committee has discussed with DDK its independence and expects to receive the written disclosures and the letter from DDK required by Independence Standards Board Standard No. 1. The Audit Committee also considered whether DDK's provision of non-audit services to us is compatible with maintaining DDK's independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003.

The information contained in the foregoing report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference into any of the Company's previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Audit Committee Financial Expert
Our Board of Directors has determined that it does not have an "audit committee financial expert", as defined under Item 401(e) of Regulation S-B, serving on its Board. We are actively seeking a financial expert to fill this position, but to-date, have not been able to fill this position.

The Compensation Committee is composed of Ajit Medhekar, Chairman Barton Shigemura, both of whom are independent directors. The Compensation Committee has responsibility for evaluating the performance of the Chief Executive Officer and, as part of the succession planning process, reviewing the CEO's evaluation of the executives who report directly to the CEO. The Compensation Committee's duties also include approving the compensation arrangements for the highest-salaried executives, approving the any incentive plan, authorizing the issuance of stock options and any other stock-based awards. The Compensation Committee held no meetings in 2003.

Certain Relationships and Related Transactions

General
Beginning in fiscal year 2000, we joined with Linsang Management Corp., an entity wholly-owned by Kwok Li, our Chairman, in a benefits package with a third party benefits providers to provide health benefits and a 401k plan to employees of both companies. This was done to achieve economies of scale, as small groups often pay an increased premium for these benefits. The interest in these plans has varied with staffing levels for each party. LMIC has had sufficient headcount since 2000 to qualify as a mid-sized company for most health benefits providers. There is no formal arrangement with Linsang Management and we may, in the future, determine to engage our own benefits package providers. As of December 31, 2003, the joint 401(k) plan has been terminated, and we are currently exploring options for a separate health benefit plan. While our Chairman and certain members of his family have participated in this arrangement, our Chairman's interest has been limited to under $60,000.

Beginning in fiscal year 2000, we began providing design, manufacturing, and related services to companies controlled by our Chairman, Mr. Kwok Li. The Company was developed to serve as a captive manufacturing entity meeting the needs of those telecom companies controlled by Mr. Li. Such arrangements included sales to the following related entities:

      o Linsang Partners, LLC, an entity controlled by Mr. Kwok Li. Mr. Li is the Manager, Chairman and 98% owner of Linsang Partners, LLC. In 2001, we provided Linsang Partners, LLC a mix of services in the amount of $44,106, with no sales to that entity in 2002, and sales in the amount of 62,828 in 2003.

      o Wavix, Inc., a company controlled by Linsang Partners, LLC, which has ownership interest of 51% in that company. In 2001 we made sales to Wavix for engineering services in the amount of $108,286. In 2002 this amount increased to $554,004, and in 2003, our sales to Wavix increased to $1,561,007 Arbros Communications, Inc., an entity controlled by Linsang Partners, LLC, which has ownership interest of 52% in that entity. In 2001 we provided design, engineering and manufacturing services in the amount of $809,101 to Arbros. This amount decreased in 2002 to $191,700, and further decreased in 2003 to sales of only $85,564.

      o Alatiere, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 100% in that company. In 2001 we provided engineering and design services in the amount of $32,750. Alatiere ceased operations on November 30, 2001.

      o VTLinx Multimedia Services, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 100% in that company. In 2001 we provided engineering and manufacturing services in the amount of $340,425. VTLinx ceased operations on September 7, 2001.

      o Armillaire Technologies, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 93.9% in that company. In 2001, we provided design, engineering, and manufacturing services in the amount of $3,157,244. This amount decreased to $30,080 in 2002. Armilllaire ceased operations on February 2, 2002.

      o Xyterra Computing, Inc. was controlled by Linsang Partners, LLC, which had an ownership interest of 46.8%, and Linsang International, LP,, which had an ownership interest of 33.2% in that company. In 2001, we provided engineering services in the amount of $660,742. This amount increased to $136,201 in 2002. Xyterra ceased operations by June 2002.

      o Linsang Leasing LLC is controlled by Linsang Partners, LLC, which has an ownership interest of 100% in that entity. In 2003 we received $7,000 as lease payments from that entity.

      o International Prepaid Communications, Inc. is owned by Mr. Lawrence Li, the brother of our Chairman, Mr. Kwok Li. In 2003, we provided engineering services in the amount of $335,090.

On June 27, 2002, we issued a $2,000,000 convertible promissory note which bears interest of 8%, and was originally due and payable on October 15, 2002. This note was a bridge loan from a third party in anticipation of a private placement which did not occur. In October 2002, the note was amended to extend the due date to January 15, 2003. In 2003, the note was amended a second time to change the terms to a demand note. As consideration for the second amendment, we issued 300,000 shares of our common stock valued at $1.50 per share or $450,000, which has been expensed and is reflected in interest and other debt expense in 2003. The note is personally guaranteed by our majority shareholder, Mr. Kwok Li, and can be converted into shares of our common stock at a rate of $14.66 per share as adjusted for the reverse acquisition ($2.50 per share pre-reverse). At December 31, 2003, this debt includes accrued interest of approximately $242,000.

During 2003, we entered into three subleases with related entities, Wavix, Inc., Arbros Communications, Inc. and Linsang Partners, LLC. Our Chairman, Mr. Kwok Li is Manager, Chairman and 98% owner of Linsang Partners, LLC, which holds a 51% and 52% ownership interest in Wavix, Inc. and Arbros Communications, Inc., respectively. These subleases generated approximately $195,000 of income in 2003, and expired from January to March 2004. We have extended some of these leases on a month-to-month basis.

In February 2003, we entered into a short-term $2 million term note payable agreement with a related party, Laurus Master Funds, Ltd, a majority stockholder of Cheshire Distributors, Inc. prior to the reverse merger. The note bears interest at 8.35% per annum and was secured by the personal guarantee of the Company's principal shareholder, Mr. Kwok Li.

On May 1, 2003, LMIC, Inc., formerly known as Cheshire Distributors, Inc. (a shell corporation of which Laurus Master Funds, Ltd, was majority stockholder), Linsang Acquisition Corp., Linsang Manufacturing, Inc., and certain major stockholders of the Registrant and Linsang entered into an Agreement and Plan of Reorganization, as amended ("Merger Agreement") pursuant to which LAC merged with and into Linsang (the "Merger"). On July 17, 2003, the transactions contemplated by the Merger Agreement were consummated. Pursuant to the Merger Agreement, stockholders of Linsang exchanged their shares for shares of our common stock. Following the conversion of shares by Linsang's stockholders, such stockholders owned approximately 85% of the outstanding shares of common stock on a fully diluted basis and our stockholders before the Merger owned approximately 15% on a fully diluted basis.

On July 17, 2003, in conjunction with the reverse merger, we assumed a convertible (at our discretion) loan payable to Laurus Master Funds, Ltd. of $600,000, bearing interest at 8%, payable in 12 equal monthly installments of $50,000, commencing on September 1, 2004. These payments are payable in equity at 100% of the average closing price of the common stock for the twenty (20) days prior to the due date. The conversion price per share is 100% of the average closing price of our common stock for the twenty (20) days prior to the first repayment date.

In November 2003, we entered into a $4,000,000 working capital line of credit with Laurus Master Trust, Ltd., our majority shareholder prior to the reverse merger, which included a refinancing of the $2 million short-term note payable. Principal amounts of the note may be converted into the Company's $.001 par value common stock at an exercise price of 125% of the average closing price for the twenty (20) days prior to the conversion notice. The Company shall issue additional 7 year warrants to purchase a number of shares equal to 5% of the principal being converted divided by 125% of the fixed conversion price. The line of credit accrues interest at the prime rate (4% at December 31, 2003) plus ..5%. It is collateralized by all the assets of the Company, as well as a limited personal guarantee of our principal stockholder, Mr. Kwok Li. In conjunction with this new facility, the Company issued 7 year warrants to purchase up to 64,000 shares of the Company's common stock with an exercise price of 125% of the average closing price of the common stock for the twenty (20) days prior to the exercise notice. The warrants cannot be exercised if, on the exercise date, the exercise would result in beneficial ownership of the lender or affiliates exceeding 4.99% of the total outstanding common stock of the Company. The $2 million term note was rolled into this new agreement and an additional $1,500,00 was advanced on November 23, 2003. On December 30, 2003, $2,000,000 was repaid by certain third parties who received 1,333,334 shares of common stock in the Company in exchange for such payment. At December 31, 2003, the outstanding balance on this facility was $1,500,000.

Cheshire Distributors Prior to July 2003 In April 2002, Cheshire Distributors, Inc. (a shell corporation into which Linsang Manufacturing, Inc. would later merge) issued three convertible notes aggregating $734.166 in principal amount to Laurus Master Fund, Ltd., which was at the time its controlling shareholder. The convertible notes were issued in exchange for the assignment of certain promissory notes receivable.

LMIC Related Party Transactions from 2002 On December 12, 2002 we executed a $200,000 Demand Note in favor of Ajit Medhekar, a member of our board of Directors, in exchange for a $200,000 loan to us. Interest is payable at 8% per annum. This note may be prepaid at any time, upon at least 30 days notice to Mr. Medhekar. On January 21, 2004, Mr. Medhekar accepted 66,667 shares of common stock in LMIC, in conjunction with the private offering coordinated by Vertical Ventures, Inc. In return, his note was amended and restated for $100,000.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any person who owns more than 10% of our common stock (the "Reporting Persons") to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of our common stock. Under Securities and Exchange Commission rules, we receive copies of all Section 16(a) forms that these Reporting Persons file. We have reviewed copies of these reports and written representations from the Reporting Persons. We believe all Reporting Persons complied with their Section 16(a) reporting obligations during 2003, except for the following individuals: Payesh Jhaveri, who failed to file his Form 3 at the time of his appointment to our management team.

                            Shareholder Vote Required
Approval of the proposal to elect the director nominees will require the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE FOUR NOMINEES TO THE BOARD.

PROPOSAL 2.  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed DDK& Company, LLP as independent auditors to audit LMIC, Inc.'s consolidated financial statements for the fiscal year ending December 31, 2004. DDK& Company, LLP was engaged as LMIC, Inc.'s independent auditors on July 28, 2003. Representatives of DDK& Company, LLP are expected to attend the meeting, where they are expected to be available to response to appropriate questions and, if they desire, to make a statement.

Audit Fees. In connection with the audit of the Company's annual financial statements for fiscal year 2003, DDK billed us approximately $103,000.

Financial Information Systems Design and Implementation Fees and All Other Fees. The aggregate fees billed by DDK for professional services rendered during fiscal year 2003 relating to the review of our tax returns, consultations on accounting standards and other miscellaneous services was $72,900.

In addition, in connection with the review of the Company's quarterly financial statements for the fiscal year ending December 31, 2003, DDK billed the Company approximately $80,600

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent auditor's independence and has determined that such services have not adversely affected DDK's independence.

Changes in Registrant's Certifying Accountant
On July 28, 2003, Wolinetz, Lafazan & Company, P.C. ("WLC") submitted their resignation as our independent accountant, to be effective July 28, 2003. This resignation was not recommended by our board of directors or an audit or similar committee.

The reports of WLC on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports of WLC contained an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period there were no disagreements with WLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of WLC would have caused WLC to make reference to the matter in its report.

On July 28, 2003 we engaged DDK & Company LLP as our independent auditors for our fiscal year ending December 31, 2003. During our two most recent fiscal years, and any subsequent interim period prior to engaging DDK, we did not, nor did anyone else on our behalf, consult DDK regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-B or a reportable event.

We requested WLC to furnish us with a letter addressed to the Commission stating whether WLC agreed with the above statements. A copy of that letter, dated July 28, 2003, was attached as Exhibit 16 to the Form 8-K filed with the Commission on August 1, 2003.

                            Shareholder Vote Required
Approval of the proposal to ratify the appointment of DDK as our independent auditors will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF LMIC, INC.'S INDEPENDENT AUDITORS.

                       STATEMENT OF ADDITIONAL INFORMATION

If you own our common stock, you can obtain copies of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements, without charge, by writing to:

Ms. Mary-Faith Boyer
Vice President, Investor Relations
LMIC, Inc.
6435 Virginia Manor Road
Beltsville, Maryland 20705

You can also access the 2003 Form 10-KSB on our website at www.lmicinc.com by clicking on "Investor Relations" and then on "SEC Filings". The 10-KSB can also be found on the SEC's website at www.sec.gov.

                                  OTHER MATTERS

The Board of Directors does not know of any matters other than those referred to in the notice of meeting that will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more stockholders. In such case, or if any other matter should properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                             SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by LMIC. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of LMIC. LMIC will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of our capital stock.

                              SHAREHOLDER PROPOSALS
If you wish to submit proposals for possible inclusion in the Proxy Statement intended for our 2005 Annual Meeting of Shareholders, we must receive them no later than December 1, 2004 in order for them to be included in the Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be mailed to LMIC, Inc., to the attention of our Secretary,

Mary-Faith Boyer
6435 Virginia Manor Road
Beltsville, Maryland 20705

In addition, stockholder proposals that are not included in the proxy statement to be properly brought before the 2005 Annual Shareholders Meeting must be received by February 1, 2005.

                                            By Order of the Board of Directors

                                            Mary-Faith Boyer, Secretary
                                            Beltsville, Maryland

November 2, 2004

                                   LMIC, Inc.
               Annual Meeting of Shareholders -- November 16, 2004
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kwok Leung Li, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of LMIC, Inc., to be held at the LMIC Manufacturing Facility at 6435 Virginia Manor Road, Beltsville, Maryland 20705, on November 16, 2004 at 10:00 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated November 2, 2004 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of LMIC, Inc.'s Board of Directors.

1. To elect the following persons to serve as directors of the Company until the 2004 Annual Meeting of Shareholders.

-        Kwok Leung Li     -        Luis P. Negrete  -        Bart Shigemura

         Ajit Medhekar     -


               |_| FOR ALL NOMINEES     |_| WITHHELD FOR ALL NOMINEES

      INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

       -------------------------------------------------------------------

2. To ratify the appointment of DDK & Company, LLP as the Company's independent accountants for the ensuing year.

                      |_| FOR   |_| AGAINST   |_| ABSTAIN


3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                         Date:                                         , 2004
                              -----------------------------------------


                                  (Print name of Shareholder)



                                  (Print name of Shareholder)



                                  Signature




                                  Signature

                         Number of Shares
                         Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

      PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                                      Appendix A

                                   LMIC, Inc.
                             A Delaware corporation
                                 (the "Company")

                             Audit Committee Charter
                              Adopted April 2, 2004

I. PURPOSE

      The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of LMIC, Inc. (the "Corporation") is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

II. COMPOSITION/MEMBERSHIP

      A. The Committee shall be comprised of two or more members of the Board each of whom must:

            1. be independent, as defined in NASDAQ's listing requirements and meet the criteria for independence set forth in the Securities and Exchange Act of 1934;

            2. not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and

            3. be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

            In addition, at least one member of the Committee must be an "audit committee financial expert" as defined in the Securities and Exchange Commission ("SEC") regulations and at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      B. Each Committee member shall be an independent director in accordance with regulations of the SEC's and the NASDAQ's listing standards, each as applicable and each as may be modified from time to time.

      C. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of the members present at a meeting of the Committee at which a quorum is present. As part of its job to foster open communication, the Committee should meet at least annually with the executive management of each reporting segment of the Corporation in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

      The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Audit Committee's minute book.

IV. CHARTER AMENDMENTS

      Any member of the Committee may submit proposed Charter amendments to the Board. The Board shall circulate any proposed charter amendment(s) to members of the Committee immediately upon receipt. By a majority vote, the Board may approve the amendments to the Charter.

V. RESPONSIBILITIES, DUTIES AND AUTHORITY

      To fulfill its responsibilities and duties the Committee shall, and has the authority to:

      A. Documents/Reports Review

            1. Review and reassess the adequacy of and update as needed this Charter periodically, but at least annually, as conditions dictate.

            2. Review the Corporation's annual audited and quarterly unaudited financial statements.

            3. Review with financial management and the independent accountants any periodic filing prior to its filing or prior to the release of earnings. Financial information and earnings guidance may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which a company may provide earnings guidance.

            4. Prepare the internal control report that the SEC require be included in the Corporation's annual proxy statement.

      B. Independent Accountants

      1. Make the selection of the independent accountants, considering independence and effectiveness of the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the independent accountants have with the Corporation to assess the accountants' independence, and more frequently, if appropriate, to discuss any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee must take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor. The Committee should also ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1.

      2. Be responsible for the compensation, retention and oversight of the work of the registered public accounting firm engaged (including resolution of disagreements between management and the independent accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Such accounting firm must report directly to the Committee.

      3. Review the performance of the independent accountants and recommend or approve any proposed termination, replacement or other discharge of the independent accountants when circumstances warrant.

      4. Periodically consult with the independent accountants out of the presence of management about internal controls and procedures and the completeness and accuracy of the Corporation's financial statements.

      5. Review and pre-approve all audit and permitted non-audit services to be provided by the Corporation's independent accountants, including, without limitation the proposed fee structure of such proposals.

      6. Review with the independent accountants for the Corporation the audit report provided by the Corporation's independent accountants, which should include:

            (a)   all critical accounting policies and practices to be used;

            (b) all alternative treatments within Generally Accepted Accounting Principles ("GAAP") for policies and practices related to material items that have been discussed with management of the Corporation, including the ramifications of using the alternative treatments and the treatment preferred by the independent accountants; and

            (c) other material written communications between the independent accountants and management such as any management letter or schedule of unadjusted differences.

      7. Ensure that the lead (or concurring) audit partner serves in that capacity with respect to the Corporation for no more than five consecutive years. Ensure that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Corporation's audits.

      C. Financial Reporting Processes

      1. Oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation.

      2. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

      3. Consider and assess the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

      4. Consider and approve material changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants and management.

      5. Review with management and the independent accountants any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, related to the conduct of the audit.

      D. Process Improvement

      1. Establish regular and separate systems of reporting to the Committee by each of management and independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

      2. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      3. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

      4. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      E. Complaints

      1. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

      2. Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

      F. Ethical and Legal Compliance

      1. Review and update periodically the Corporation's Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

      2. Review management's monitoring of the Corporation's compliance with its Code of Ethical Conduct and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

      3. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

      4. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

      5. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

      6. Approve all related party transactions entered into by the Corporation with any of the Corporation's directors or executive officers.

      G. Engage Advisors

      1. Engage independent counsel and other advisers, as the Committee deems necessary to carry out its duties.

      H.    Funding

            Determine the appropriate funding needed by the Committee for payment of:

      1. Compensation to any registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation;

      2. Compensation to any independent counsel and other advisers employed by the Committee as it deems necessary to carry out its duties; and

      3. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      I. Other

      1. Review, evaluate and reassess the performance of the Committee annually and discuss such annual performance evaluation with the Board.

      2. Do every other act incidental to, arising out of or in connection with, the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

      VI. LIMITATION OF COMMITTEE'S ROLE

      While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Corporation's management and the independent accountants.